Exhibit 23.1
 BNKJ

Babush, Neiman, Kornman & Johnson, LLP
Certifed Public Accountants & Consultants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-159142 and 333-179779 of Southern Company on Form S-8 of our report dated June 15, 2012, appearing in this Annual Report on Form 11-K of The Southern Company Employee Savings Plan for the year ended December 31, 2011.

/s/Babush, Neiman, Kornman & Johnson, LLP

Atlanta, GA
June 19, 2012

5909 Peachtree Dunwoody Road · Suite 800 ·  Atlanta ·  GA ·  30328 ·  Phone: 770.261.1900 ·  Fax: 770.261.1901 ·  www.bnkj.com